Exhibit 99.1

                  ROYAL GOLD ANNOUNCES SECOND QUARTER DIVIDEND

        DENVER, March 1 /PRNewswire-FirstCall/ -- ROYAL GOLD, INC. (Nasdaq:
RGLD; TSX: RGL) today announced that its Board of Directors has declared its second quarter dividend of US $0.05 per share of common stock. The dividend is payable on April 22, 2005, to shareholders of record at the close of business on April 8, 2005. The Company has paid dividends since 2000.

        Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

SOURCE  Royal Gold, Inc.
        -0-                             03/01/2005
        /CONTACT: Stanley Dempsey, Chairman and CEO, or Karen Gross, Vice President and Corporate Secretary, both of Royal Gold, Inc., +1-303-573-1660/
        /Web site:  http://www.royalgold.com /